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                                                                    EXHIBIT 21.1
                                  SUBSIDIARIES

1. Heritage Operating L.P., a Delaware limited partnership, which does business under the following names:

   o  Balgas
   o  C & D Propane
   o  Carolane Propane Gas
   o  Covington Propane
   o  Fallsburg Gas
   o  Gas Service Co.
   o  Gibson Propane
   o  Greer Gas Co.
   o  Harris Propane Gas
   o  Heritage Propane
   o  Holton's L.P. Gas
   o  Horizon Gas
   o  Horizon Gas of Palm Bay
   o  Hydratane of Athens
   o  Ikard & Newson
   o  Jerry's Propane Service
   o  John E. Foster & Son
   o  Keen Propane
   o  Kingston Propane
   o  Liberty Propane Gas
   o  Lyons Propane
   o  Modern Propane
   o  Myers Propane Service
   o  New Mexico Propane
   o  Northern Energy
   o  Northwestern Propane
   o  Propane Gas Ind.
   o  Rasnick Gas
   o  Rural Bottled Gas and Appliance
   o  Sawyer Gas
   o  Spring Lake Super Flame
   o  Tri-Gas of Benzie
   o  Wakulla L.P.G.
   o  Wurtsboro Propane Gas
   o  Waynesville Gas Service
   o  Young's Propane

2. Heritage-Bi State, L.L.C., a Delaware limited liability company, holding a partnership interest in the following:

   o Bi-State Propane (Bi-State Propane also transacts business under the name Turner Propane).

3. Heritage Service Corp., a Delaware corporation, holding a direct or indirect interest in the following:

   o  M-P Oils Ltd.
   o  M-P Energy Partnership

4. Guilford Gas Service, Inc.